First Industrial Shareholders
Re-elect All Company Directors

CHICAGO, April 30, 2026 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of logistics real estate, today announced that, based on the final vote count provided by its Independent Inspector of Elections following the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”), shareholders re-elected each of the Company’s incumbent directors – Peter E. Baccile, Teresa Bryce Bazemore, Matthew S. Dominski, H. Patrick Hackett, Jr., Denise A. Olsen and Marcus L. Smith with each obtaining support from more than 93% of the voted shares. As previously announced, Frank E. Schmitz will also be appointed to the Board of Directors (“the Board”) as an independent director on June 1, 2026, at which time the Board will comprise seven directors, six of whom are independent.

The First Industrial Board issued the following statement:

“We appreciate the continued, significant support of First Industrial’s shareholders. The Board continues to oversee the execution of our clear, consistent, value-driven strategy and long-term plan, which has delivered sustained value creation. Following a multi-year transformation, First Industrial has built a high-quality portfolio and strong balance sheet, positioning the Company for further durable growth and value creation. Looking ahead, we will continue to capitalize on the opportunities within our portfolio and development pipeline and make select high quality, value-add acquisitions. We look forward to welcoming Frank Schmitz to the Board and continuing to build on First Industrial’s long track record of success for the benefit of all shareholders.”

The final certified results also indicated that shareholders approved all other proposals voted on at the Annual Meeting with each proposal garnering more than 95% of the voted shares, consistent with the recommendation of First Industrial’s Board and management team. First Industrial will report the detailed final results on a Form 8-K that will be filed with the Securities and Exchange Commission.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading U.S.-only owner, operator, developer and acquirer of logistics properties. Through our fully integrated operating and investing platform, we provide high quality facilities and industry-leading customer service to multinational corporations and regional firms that are essential for their supply chains. In total, we own and have under development approximately 71.6 million square feet of industrial space concentrated in 15 target MSAs as of March 31, 2026. For more information, please visit us at www.firstindustrial.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "project," "seek," "target," "potential," "focus," "may," "will," "should" or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors that could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically, including impacts and uncertainties arising from trade disputes and tariffs on goods imported to or exported from the United States; changes in legislation/regulation (including laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability, cost and attractiveness of financing (including both public and private capital), increases in or prolonged periods of elevated interest rates, and our ability to raise equity capital on attractive terms; the availability and attractiveness of terms of debt repurchases; our ability to retain our credit agency ratings; our ability to comply with applicable financial covenants; changes in the competitive environment in which we operate, including changes in supply, demand and valuation of industrial properties and land in our current and potential markets; our ability to identify, acquire, develop and/or manage properties on favorable terms; our ability to dispose of properties on favorable terms; our ability to successfully integrate acquired properties; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreases in rental rates or increases in vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up timelines; uncertainty and economic impacts of pandemics, epidemics or other public health emergencies or fear of such events; risks associated with cybersecurity breaches, cyberattacks, intrusions or other significant disruptions of our information technology networks or systems; potential natural disasters and other catastrophic events, including acts of war or terrorism; insufficient or unavailable insurance coverage; technological developments, particularly those affecting supply chains and logistics; litigation risks, including costs associated with prosecuting or defending claims and potential adverse outcomes; risks associated with our investments in joint ventures, including our lack of sole decision-making authority; and other risks and uncertainties described in Item A, "Risk Factors" and elsewhere in our annual report, on Form 10-K for the year ended December 31, 2025, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and public filings with the Securities and Exchange Commission (the “SEC”). We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements except as may be required by law. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.
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Contacts

Investors
Art Harmon
Senior Vice President, Investor Relations and Marketing
(312) 344-4320

Media
Joele Frank, Wilkinson Brimmer Katcher
Andrew Siegel / Viveca Tress / Evan Grogan
(212) 355-4449